UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10410	62-1411755
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

ONE HARRAH’S COURT LAS VEGAS, NEVADA		89119
(Address of Principal Executive Offices)		(Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.                                                  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On February 4, 2004, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.30 per share for every issued and outstanding share of common stock, to be paid on February 25, 2004 to stockholders of record at the close of business on February 11, 2004.

ITEM 7.                                                  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

99.1             Text of press release, dated February 4, 2004, of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: February 4, 2004	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Vice President, Associate General Counsel, and Corporate Secretary